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                                    SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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[ ]      Fee paid previously with preliminary proxy materials.

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         was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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         4)       Date Filed:

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FOR IMMEDIATE RELEASE
Contact:  Tom Gariepy, Delaware Investments
          (215) 255-1495


               Lincoln National Convertible Securities Fund, Inc.
                  Announces Rescheduling of 2001 Annual Meeting


PHILADELPHIA, PA, May 4, 2001 - The Board of Directors of Lincoln National Convertible Securities Fund, Inc. (NYSE Symbol: LNV) has announced that the Fund's Annual Meeting of Shareholders has been rescheduled for June 22, 2001 at 10:00 a.m. (Chicago time). The Annual Meeting will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois.

Lincoln National Convertible Securities Fund, Inc. is a closed-end, diversified investment management company managed by Delaware Management Company, a series of Delaware Management Business Trust. Delaware Management Business Trust is a wholly-owned subsidiary of Lincoln National Corporation.

The Fund's primary objective is to provide a high level of total return through a combination of capital appreciation and current income. Net assets under management were approximately $99 million as of May 3, 2001.


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               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
                               ONE COMMERCE SQUARE
                             PHILADELPHIA, PA. 19103


                           ANNUAL MEETING RESCHEDULED
                                FOR JUNE 22, 2001

                                                                    May 10, 2001




Dear Shareholder:

Please be advised that the Annual Meeting of Shareholders of Lincoln National Convertible Securities Fund, Inc. has been rescheduled for June 22, 2001 at 10:00 a.m. local time. The meeting will be held at The Chicago Club, 81 East Van Buren Street, Chicago Illinois.

We have rescheduled the meeting to be certain that shareholders have adequate time to consider important issues and developments in connection with this year's proxy contest.

We look forward to providing you further information in the near future. One behalf of your Board of Directors, thank you for your continued interest and support.



                                          Sincerely,


                                          /s/ David K. Downes
                                          --------------------------------------
                                          David K. Downes
                                          President